UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2012

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54648 (Commission File Number)	56-2646797 (I.R.S. Employer Identification No.)

6650 Via Austi Parkway, Suite 170 Las Vegas, NV 89119 (Address of principal executive offices) (zip code)

702 583 6715 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 1, 2012, Mr. Joseph Cosio-Barron resigned from his position as Corporate Secretary of Las Vegas Railway Express, Inc. (the “Company”).  Mr. Cosio-Barron’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 1, 2012, the Board of the Company ratified the appointment of Ms. Wanda Witoslawski as Corporate Secretary of the Company to replace Mr. Joseph Cosio-Barron.

Ms. Witoslawski is also the Company’s Chief Financial Officer and Treasurer.  Prior to joining the Company, Ms. Witoslawski obtained experience in banking, finance, securities, accounting, and management in a variety of roles including with publicly traded corporations.  Ms. Witoslawski has a Master’s Degree in Economics (Accounting) Gdansk, Poland and a diploma in Marketing from Kensington College of Business, London, England and is fluent in three languages.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2012	LAS VEGAS RAILWAY EXPRESS, INC.

By: /s/ Michael Barron
Michael Barron
Chief Executive Officer